     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1997


                                                      REGISTRATION NO. 333-21221

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               HS RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


                     DELAWARE                                           94-3036864
          (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                          Identification Number)
                ONE MARITIME PLAZA                                JAMES M. PICCONE, ESQ.
                    15TH FLOOR                                        GENERAL COUNSEL
          SAN FRANCISCO, CALIFORNIA 94111                           HS RESOURCES, INC.
                  (415) 433-5795                                 1999 BROADWAY, SUITE 3600
(Address, including zip code, and telephone number,               DENVER, COLORADO 80202
  including area code, of registrant's principal                      (303) 296-3600
                 executive office)                   (Name, address, including zip code, and telephone
                                                                          number,
                                                        including area code, of agent for service)


                             ---------------------

           It is requested that copies of communications be sent to:
                           RONALD R. LEVINE, II, ESQ.
                           DAVIS, GRAHAM & STUBBS LLP
                       370 SEVENTEENTH STREET, SUITE 4700
                             DENVER, COLORADO 80202
                                 (303) 892-9400
                             ---------------------

    Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                         PROPOSED             PROPOSED
                                                     AMOUNT              MAXIMUM              MAXIMUM
           TITLE OF EACH CLASS OF                    TO BE            OFFERING PRICE         AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED             REGISTERED(1)        PER UNIT(1)(2)    OFFERING PRICE(1)(3) REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities(4)(5)........................
Common Stock, par value $.001 per
  share(5)(6)(7).............................     $300,000,000             100%             $300,000,000           $90,910
Preferred Stock, par value $.001 per
  share(5)(7)(8).............................
Warrants(5)(9)...............................
==============================================================================================================================

(1) In U.S. dollars or the equivalent thereof in one or more foreign currencies or currency units or composite currencies, including the European Currency Unit.
(2) The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), which fee was previously paid by the Registrant. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $300,000,000.

(4) Subject to Footnote (3), there are being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by the Registrant. If any such Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $300,000,000.

(5) Subject to Footnote (3), there are being registered hereunder an indeterminate amount and number of Debt Securities and shares of Preferred Stock and Common Stock as may be issuable upon the conversion of Debt Securities or Preferred Stock registered hereby or upon exercise of the Warrants registered hereby.

(6) Subject to Footnote (3), there are being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time by the Registrant.
(7) This Registration Statement also applies to Rights under the Company's Stockholders' Rights Plan, which are attached to and tradeable only with the Shares of Common Stock registered hereby. No registration fees are required for such rights and the shares underlying such rights as they will be issued for no additional consideration.
(8) Subject to Footnote (3), there are being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by the Registrant.

(9) Subject to Footnote (3), there are being registered hereunder an indeterminate number of Warrants as may be sold from time to time by the Registrant.

================================================================================

PROSPECTUS

                                  $300,000,000

                               HS RESOURCES, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS
                             ---------------------


      HS Resources, Inc. (the "Company" or "HSR") may offer from time to time (collectively, the "Securities") (i) Debt Securities ("Debt Securities"), which may be either senior debt securities ("Senior Securities"), senior subordinated debt securities ("Senior Subordinated Securities") or subordinated debt securities ("Subordinated Securities"), consisting of debentures, notes, bonds and/or other unsecured evidences of indebtedness in one or more series, (ii) shares of Preferred Stock ("Preferred Stock") in one or more series, (iii) shares of Common Stock, $.001 par value ("Common Stock"), or (iv) Warrants ("Warrants") to purchase Debt Securities, Preferred Stock or Common Stock. The Securities will be offered at an aggregate initial offering price not to exceed U.S. $300,000,000, at prices and on terms to be determined at the time of sale.



     The accompanying Prospectus Supplement sets forth with regard to the particular Securities in respect of which this Prospectus is being delivered (i) in the case of Debt Securities, the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency, currencies or currency unit, including the European Currency Unit), maturity, interest rate, if any (which may be fixed or variable), or method of calculation thereof, and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any conversion or exchange rights, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities, (ii) in the case of Preferred Stock, the designation and stated value and liquidation preference per share, initial public offering price per share and the number of shares to be offered, dividend rate (or method of calculation), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any conversion or exchange rights, any listing of the Preferred Stock on a securities exchange, and any other terms in connection with the offering and sale of such Preferred Stock; (iii) in the case of Common Stock, the number of shares of Common Stock and the terms of the offering thereof; and
(iv) in the case of Warrants, the number and terms thereof, the designation and the number of Securities issued and/or amount of cash consideration payable upon their exercise, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants. The Prospectus Supplement will also contain information, as applicable, about certain United States Federal income tax considerations relating to the Securities in respect of which this Prospectus is being delivered.


     The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Senior Subordinated Securities will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company, and senior to all existing and future Subordinated Indebtedness (as defined) of the Company. The Subordinated Securities will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company. All or a portion of any Debt Securities may be issued in permanent global form.

     The Company's Common Stock is listed on The New York Stock Exchange (Symbol: "HSE"). Any Common Stock offered will be listed, subject to notice of issuance, on such exchange.


     The Company may sell Securities to or through one or more underwriters, and also may sell Securities directly to other purchasers or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" herein.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.


                  The date of this Prospectus is June 16, 1997

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN THE PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE THE IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company is currently subject to the periodic reporting and other informational requirements of the Exchange Act. Such reports and other information may be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements, and other information. HSR's common stock is listed on The New York Stock Exchange (the "NYSE"). Reports, proxy and information statements and other information relating to HSR can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Any such request and requests for the agreements summarized herein should be directed to James M. Piccone, Secretary, HS Resources, Inc., 1999 Broadway, Suite 3600, Denver, Colorado 80202, telephone
(303) 296-3600.


     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities.

     The Registration Statement and the exhibits thereto can be obtained from or inspected and copied at the public reference facilities maintained by the Commission as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company's Annual Report on Form 10-K as amended by the Company's Form 10-K/A-1 for the year ended December 31, 1996, Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and Current Report on Form 8-K filed February 26, 1997, are incorporated by reference in this Prospectus. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities registered hereunder shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.



     Upon request, the Company will provide without charge to each person to whom a copy of this Prospectus has been delivered a copy of any documents incorporated by reference herein (other than exhibits unless the exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to James M. Piccone, Esq., HS Resources, Inc., 1999 Broadway, Suite 3600, Denver, Colorado 80202.


                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


     This Prospectus includes and incorporates by reference statements that are not purely historical and are "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. All statements other than statements of historical facts included or incorporated by reference in this Prospectus, including without limitation, statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 under "Business," "Properties," "Legal Proceedings and Environmental Issues" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," regarding reserves and their values, planned capital expenditures, increases in oil and natural gas production, trends or expectations concerning oil and gas prices, the number and prospective nature of anticipated wells to be drilled in 1997 and thereafter, development potential, infill potential, drillsite potential, exploitation and exploration prospects and leads, drilling prospects, consolidation opportunities and the Company's financial position, business strategy and other plans and objectives for future operations, potential liabilities or the expected absence thereof, the potential outcome of environmental matters, litigation and other proceedings are forward-looking statements. All forward-looking statements included or incorporated by reference in this Prospectus are based on information available to the Company on the date hereof, or, with respect to documents incorporated by reference, on the date thereof, and the Company assumes no obligation to update such forward-looking statements. Although the Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct or that the Company will take any actions that may presently be planned. There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and projecting future rates of production and timing of development expenditures, including many factors beyond the control of the Company.



     Many factors may affect the Company's expectations and plans. Capital expenditure and financing plans may change in connection with the success of drilling activities, the general availability of capital, interest rates, and cash flow available from operations. Cash flow available from operations may change depending on costs of materials and services, regulatory burdens and commodity prices. Oil and natural gas prices are volatile, and there are several potentially significant adverse effects to the Company which can result if product prices decline materially. First, lower product prices will adversely impact the Company's cash flow and could cause the Company to (i) curtail its capital program, (ii) borrow additional amounts under its revolving credit agreement, or (iii) issue additional debt or equity securities. Second, lower product prices could cause the borrowing base under the Company's bank credit agreement to be reduced and certain covenant tests to be adversely affected. Third, under rules promulgated by the Commission, companies that follow the full cost accounting method are required to make quarterly "ceiling test" calculations. Lower product prices adversely impact the ceiling calculation. Should the Company realize sustained lower product prices, it could be required to write down its oil and gas properties, resulting in a non-cash charge against earnings.



     Certain additional important factors that could cause actual results to differ materially from the Company's forward-looking statements are disclosed under "Business," "Properties," "Legal Proceedings and Environmental Issues," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and in the Company's Current Report on Form 8-K filed February 26, 1997, each of which is incorporated by reference herein. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such factors.

                                  THE COMPANY


     HS Resources, Inc. is a leading United States independent energy company engaged in the development, acquisition, exploitation, exploration, production and marketing of oil and natural gas. Through its experienced management and technical staff, the Company has consistently increased reserves and production and has established itself as one of the most efficient operators in the industry. HSR has created a diversified asset base in three core geographic areas: the Denver-Julesburg Basin (the "D-J Basin") of the Rocky Mountains, the Anadarko and Arkoma Basins of the Mid-Continent and the on-shore Gulf Coast area. It has done so by executing a large scale development drilling program focused in the Wattenberg Field area of the D-J Basin and through the acquisition of all the D-J Basin properties owned by Basin Exploration, Inc., (the "Acquisitions"), the merger with Tide West Oil Company, (the "Merger") and the formation of Gulf Coast joint ventures. The Company believes that each core geographic area presents operational and financial opportunities, positioning the Company to maximize the benefits of its more predictable, long-lived production in the D-J Basin, while providing meaningful exposure to potential exploitation on exploration projects in the Mid-Continent and Gulf Coast which exhibit higher return potential. HSR has an inventory of growth opportunities that includes in excess of 2,000 infill, development and exploratory drilling locations and over 1.1 million gross undeveloped acres.



     The Company has achieved substantial growth in reserves, production, revenues and operating cash flow over the past five years. HSR has increased reserves from 20.8 MMBoe as of December 31, 1990, to 142.0 MMBoe as of December 31, 1996. HSR also increased production from 0.9 MMBoe for the year ended December 31, 1991, to 7.6 MMBoe for the year ended December 31, 1996. Oil and natural gas revenues and operating cash flow (defined as net income before depreciation, depletion and amortization and deferred income taxes) also have grown significantly over this period, increasing from $12.8 million and $5.4 million, respectively, for the year ended December 31, 1991, to $107.3 million and $56.5 million, respectively, for the year ended December 31, 1996.



     At December 31, 1996, the Company's reserves had an estimated pre-tax present value (discounted at 10%) of $1,131 million. Natural gas constituted approximately 76% of the Company's reserves and approximately 76% of the Company's reserves were classified as proved developed. At December 31, 1996, the Company operated approximately 74% of its 3,562 wells. Management believes that its ability to control the operation of its wells and to minimize overhead expenses has contributed to the Company achieving one of the lowest cost structures in the industry.


     The Company's principal executive office is located at One Maritime Plaza, 15th Floor, San Francisco, California 94111 and its telephone number at such address is (415) 433-5795.

                                USE OF PROCEEDS

     Except as otherwise described in the accompanying Prospectus Supplement or any Pricing Supplement, the net proceeds from the sale of Securities will be used for general corporate purposes, which may include refinancings or repayments of indebtedness, capital expenditures, working capital, acquisitions and repurchases and redemptions of securities.

                       RATIO OF EARNINGS TO FIXED CHARGES


                                              YEAR ENDED DECEMBER 31,
                                          --------------------------------
                                          1992   1993   1994   1995   1996
                                          ----   ----   ----   ----   ----
Consolidated ratio of earnings to fixed
  charges(1)                              2.1x   5.0x   1.9x     --   1.4x


---------------


(1) Earnings were insufficient to cover fixed charges by approximately $1,551,000 at December 31, 1995.



     For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net earnings before income taxes and fixed charges (exclusive of capitalized interest). Fixed charges consist of interest expense

(which includes amounts capitalized and the amortization of debt discount) and that portion of rental cost that is equivalent to interest (estimated to be thirty percent of rental cost).


                         DESCRIPTION OF DEBT SECURITIES

     The following is a description of certain general terms and provisions of the Debt Securities. The particular terms of any series of Debt Securities will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.


     The Debt Securities will constitute either indebtedness designated as Senior Indebtedness, indebtedness designated as Senior Subordinated Indebtedness or indebtedness designated as Subordinated Indebtedness. The particular terms of each series of Securities offered by a particular Prospectus Supplement will be described therein. Senior Securities, Senior Subordinated Securities and Subordinated Securities will each be issued under a separate indenture (individually an "Indenture" and collectively the "Indentures") to be entered into prior to the issuance of such Debt Securities. The Indentures will be substantially identical, except for provisions relating to subordination. See "Subordination of Senior Subordinated Securities and Subordinated Securities". In addition, at the time a series of Debt Securities is issued, a Supplemental Indenture will be entered into containing the provisions applicable to that series of Debt Securities. There will be a separate Trustee (individually a "Trustee" and collectively the "Trustees') under each Indenture. Information regarding the Trustee under an Indenture will be included in any Prospectus Supplement relating to the Debt Securities issued thereunder. The following discussion includes a summary description of all material terms of the Indentures, other than terms that are specific to a particular series of Debt Securities and that will be described in the Prospectus Supplement relating to such series. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Wherever particular Sections or Articles or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.


     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series of Debt Securities offered by any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.


GENERAL



     The Indentures do not limit the aggregate amount of Debt Securities that may be issued thereunder, and Debt Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by the Company for each series. Debt Securities of a series may be issuable in registered form without coupons ("Registered Debt Securities"), in bearer form with or without coupons attached ("Bearer Debt Securities") or in the form of one or more Global Securities in registered or bearer form (each a "Global Security"). Bearer Debt Securities, if any, will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions. The Senior Securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated indebtedness of the Company. The Senior Subordinated Securities and the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company, as described below under "Subordination of Subordinated Securities" and in a Prospectus Supplement applicable to an offering of Senior Subordinated Securities or Subordinated Securities.



     The applicable Prospectus Supplement or Prospectus Supplements will also describe the following terms of the series of Debt Securities in respect of which this Prospectus is being delivered: (1) the title of such Debt Securities;
(2) any limit on the aggregate principal amount of such Debt Securities; (3) whether such Debt Securities will be issued as Registered Debt Securities, Bearer Debt Securities or any combination thereof, and any limitation on issuance of such Bearer Debt Securities and any provisions regarding the transfer or exchange of such Bearer Debt Securities, including exchange for Registered Debt Securities of the same series; (4) whether any of such Debt Securities are to be issuable as a Global Security, and, if so, the terms and conditions, if any, upon which interests in such Securities in global form may be exchanged, in whole or in part, for the individual Debt Securities represented thereby; (5) the person to whom any interest on any Debt Security of the series shall be payable if other than the person in whose name the Debt Security is registered on the Regular Record Date; (6) the date or dates on which such Debt Securities will mature;
(7) the rate or rates of interest (which may be fixed or variable) or the method of calculation thereof, that such Debt Securities will bear; (8) the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest on such Debt Securities will be payable and the Regular Record Date for any interest payable on any Interest Payment Date; (9) the place or places where the principal of, premium (if any) and interest on such Debt Securities will be payable; (10) the period or periods within which, the terms and conditions upon which, and the price or prices at which, such Debt Securities may, pursuant to any optional or mandatory provisions, be redeemed or purchased, in whole or in part, by the Company and any terms and conditions relevant thereto; (11) the obligation of the Company, if any, to redeem or repurchase such Debt Securities at the option of the Holders or pursuant to any sinking fund obligation; (12) the denominations in which any such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (13) the currency, currencies or currency unit for payment of principal of and any premium and interest on such Debt Securities if other than U.S. dollars and the manner of determining the U.S. dollar equivalent of foreign currency; (14) any index or formula used to determine the amount of payments of principal of and any premium and interest on such Debt Securities;
(15) if the principal of or any premium or interest on such Debt Securities is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Debt Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made; (16) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities of the series that will be payable upon declaration of the acceleration of the Maturity thereof; (17) any covenants of the Company applicable to such series of Debt Securities, including whether the Company is required to offer to repurchase all Debt Securities of a class upon the occurrence of a Change of Control; (18) the applicability of any provisions described under "Defeasance"; (19) the terms and conditions, if any, pursuant to which such Debt Securities are convertible or exchangeable into Common Stock or other securities; (20) provisions relating to Bearer Securities, (21) if the principal amount payable at the Stated Maturity of the Debt Securities is not determinable upon original issuance or at any time prior to maturity, the amount that is deemed to be the principal amount outstanding at any time; (22) the terms of any guarantee of the payment of principal and interest on the Debt Securities; (23) the subordination, if any, of the Debt Securities and any guarantee thereof; (24) any addition to or changes in the Events of Default with respect to Debt Securities; and (25) any other terms of such Debt Securities not inconsistent with the provisions of the respective Indentures.


     Debt Securities may be issued at a discount from their principal amount. United States Federal income tax considerations and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

SENIOR SECURITIES


     The Senior Securities will rank pari passu with all other unsecured and unsubordinated debt of the Company and senior to the Senior Subordinated Securities and Subordinated Securities.

SUBORDINATION OF SENIOR SUBORDINATED SECURITIES AND SUBORDINATED SECURITIES


     The indebtedness evidenced by the Senior Subordinated Securities and the Subordinated Securities will be subordinated and junior in right of payment to the extent set forth in the respective Indenture to the prior payment in full in cash of amounts then due on all Senior Indebtedness. Upon any Senior Indebtedness becoming due and payable, whether at the Stated Maturity thereof or by acceleration or otherwise, such Senior Indebtedness shall be paid in full in cash, or the immediate payment thereof duly provided for in cash, before the Company or any Person acting on behalf of the Company shall directly or indirectly pay, prepay, redeem, retire, repurchase or otherwise acquire for value, or make any deposits in respect of the discharge or defeasance of, or make other payment or distribution (whether in cash, property, securities or a combination thereof) on account of principal of (or premium, if any) or interest on, any Senior Subordinated Securities or Subordinated Securities (collectively, a "Securities Payment"). The Company may not make a Securities Payment if at the time of such payment there exists a default in payment of all or any portion of any Senior Indebtedness, and such default shall not have been cured or waived in writing or the benefits of this provision waived in writing by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any event of default (other than a default in payment of all or any portion of any Senior Indebtedness) with respect to any Specified Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders of such Specified Senior Indebtedness to accelerate the maturity thereof, and upon written notice thereof given by the Principal Agent to the Trustee, with a copy to the Company (the delivery of which shall not affect the validity of the notice thereof to the Trustee), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no Securities Payment shall be made; provided that if the holders of the Specified Senior Indebtedness to which the default relates have not declared such Specified Senior Indebtedness to be immediately due and payable within 179 days after the occurrence of such default (or have declared such Specified Senior Indebtedness to be immediately due and payable and within such period have rescinded such declaration of acceleration), then the Company shall resume making any and all unpaid scheduled Securities Payments on such Senior Subordinated Securities or Subordinated Securities. In no event shall such a payment blockage period described in the preceding sentence extend beyond 179 days from the date on which such payment blockage period commenced. Not more than one payment blockage period may be commenced within any consecutive 365-day period with respect to the Senior Subordinated Securities or Subordinated Securities. No event of default that existed or was continuing on the date of the commencement of any payment blockage period with respect to the Specified Senior Indebtedness initiating such payment blockage period shall be, or be made, the basis for the commencement of a second payment blockage period by the holder or holders of such Specified Senior Indebtedness at any time after the 365-day period referred to in the preceding sentence unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. A failure to make any payment with respect to the Senior Subordinated Securities or Subordinated Securities as a result of the rights of the holders of Senior Indebtedness described in this paragraph will not have any effect on the right of the holders of such Senior Subordinated Securities or Subordinated Securities to accelerate the maturity thereof as a result of such payment default.



     Upon any payment or distribution to creditors (whether in cash, property, debt, equity or other securities, a combination thereof or otherwise) of the Company in a voluntary or involuntary liquidation or dissolution of the Company, whether total or partial, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Company or its property:



          (i) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness before holders of the Senior Subordinated Securities or Subordinated Securities shall be entitled to receive any Securities Payment; and



          (ii) until all Senior Indebtedness is paid in full in cash, any Securities Payment to which holders of the Senior Subordinated Securities or Subordinated Securities would be entitled but for the subordination provisions of the Indenture shall be made to holders of Senior Indebtedness, as their interests may appear.

     As a result of the subordination provisions described above, in the event of insolvency of the Company, funds that would otherwise be payable to Holders of Senior Subordinated Securities or Subordinated Securities will be paid or turned over to the holders of Senior Indebtedness, to the extent necessary to pay such Senior Indebtedness in full.



     "Senior Indebtedness" means the Obligations of the Company with respect to
(i) Indebtedness of the Company under the Bank Credit Facility and any renewal, refunding, refinancing, replacement or extension thereof and (ii) any other Indebtedness of the Company (other than the Debt Securities), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Debt Securities or that such indebtedness is pari passu with or junior to the Debt Securities; provided, however, that any series of Securities designated as Senior Subordinated Indebtedness shall constitute Senior Indebtedness to any series of Securities designated as Subordinated Indebtedness. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) Indebtedness of the Company to a Subsidiary of the Company, (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) Indebtedness incurred in violation of the Indentures, (iv) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company, (v) any liability for Federal, state, local or other taxes owed or owing by the Company, (vi) any Indebtedness of the Company that, when incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, and, with respect to Senior Subordinated Indebtedness, (vii) Indebtedness evidenced by the Company's $75,000,000 9 7/8% Senior Subordinated Notes due 2003 (the "9 7/8% Notes") and $150,000,000 9 1/4% Senior Subordinated Notes due 2006 (the "9 1/4% Notes"); and (viii) Indebtedness evidenced by the Senior Subordinated Securities and the Subordinated Securities.


     If this Prospectus is being delivered in connection with a series of Senior Subordinated Securities or Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the most recent practicable date.

FORM, EXCHANGE, REGISTRATION, CONVERSION AND TRANSFER

     Debt Securities are issuable in definitive form as Registered Debt Securities, as Bearer Debt Securities or both. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Debt Securities will have interest coupons attached. Debt Securities are also issuable in temporary or permanent global form.


     Registered Debt Securities of any series (other than a Global Security) will be exchangeable for other Registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, with respect to any series of Bearer Debt Securities, at the option of the holder, subject to the terms of the Indenture, such Bearer Debt Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) will be exchangeable into Registered Debt Securities of the same series or for Bearer Debt Securities of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture.



     In connection with its sale during the restricted period (as defined below), no Bearer Debt Security (including a Debt Security in permanent global form that is either a Bearer Debt Security or exchangeable for Bearer Debt Securities) shall be mailed or otherwise delivered to any location in the United States (as defined under "-- Limitations on Issuance of Bearer Debt Securities") and a Bearer Debt Security may be delivered outside the United States in definitive form in connection with its original issuance only if prior to delivery the person entitled to receive such Bearer Debt Security furnishes written certification to the effect that such Bearer Debt Security is owned by: (a) a person (purchasing for its own account) who is not a United States person (as defined under "-- Limitations on Issuance of Bearer Debt Securities"); (b) a United States person who (i) is a foreign branch of a United States financial institution purchasing for its own account or for resale or (ii) acquired such Bearer Debt Security through the foreign branch of a United States financial institution and who for purposes of the certification holds such Bearer Debt Security through such financial institution on the date of certification and, in either case, such United States financial institution certifies to the Issuer or the distributor selling the Bearer Debt Security within a reasonable time stating that it agrees to comply with the requirements of Section 165(j)(3)(A),
(B) or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or (c) a United States or foreign financial institution for purposes of resale within the "restricted period" as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution described in clause (c) of the preceding sentence (whether or not also described in clauses (a) and (b)) must certify that it has not acquired the Bearer Debt Security for purpose of resale, directly or indirectly, to a United States person or to a person within the United States or its possessions. In the case of a Bearer Debt Security in permanent global form, such certification must be given in connection with notation of a beneficial owner's interest therein in connection with the original issuance of such Debt Security or upon exchange of a portion of a temporary global Debt Security.



     Debt Securities may be presented for exchange as provided above, and Registered Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office or agency of the Company maintained for such purposes and at any other office or agency maintained for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Company or its agent, as the case may be, being satisfied with the documents of title and identity of the person making the request.



     The Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period of 15 days prior to the mailing of a notice of redemption of Debt Securities of that series; or (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except that any Bearer Debt Security exchangeable for a Registered Debt Security of that series may be so exchanged during the period preceding the redemption date therefor which is simultaneously surrendered for redemption.


PAYMENT AND PAYING AGENTS


     Unless otherwise indicated in the applicable Prospectus Supplement, principal of (and any premium) and interest on Bearer Debt Securities will be payable, subject to any applicable laws and regulations, in the designated currency or currency unit, at the offices of the Trustee outside the United States as the Company may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on Bearer Debt Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States, nor shall any payments be made in respect of Bearer Debt Securities upon presentation to the Company or its designated agent within the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest on Bearer Debt Securities denominated and payable in U.S. dollars will be made at the office of the Company's agent in the United States, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.



     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and interest on Registered Debt Securities will be made in the designated currency or currency unit at the Corporate Trust Office of the Trustee, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or, if provided in the Indenture, at the option of the Holder, by wire transfer to an account designated by the Holder. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Debt Securities will be made to the person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest.



     Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office of the Trustee will be designated as the paying agent for the Trustee for payments with respect to Debt Securities that are issuable solely as Registered Debt Securities, and the Company will maintain a paying agent outside the United States for payments with respect to Debt Securities (subject to limitations described above in the case of Bearer Debt Securities) that are issued solely as Bearer Debt Securities, or as both Registered Debt Securities and Bearer Debt Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issued solely as Registered Debt Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issued as Registered Debt Securities and Bearer Debt Securities, the Company will be required to maintain (i) a Paying Agent in the United States for principal payments with respect to any Registered Debt Securities of the series (and for payments with respect to Bearer Debt Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.



     All monies paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof.


TEMPORARY GLOBAL SECURITIES


     If so specified in the applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are issuable as Bearer Debt Securities will initially be represented by one or more temporary global Debt Securities, without interest coupons, to be deposited with a common depository in London for the Euroclear System ("Euroclear") and CEDEL S.A. ("CEDEL") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Debt Security and described in the applicable Prospectus Supplement, each such temporary global Debt Security will be exchangeable for definitive Bearer Debt Securities, definitive Registered Debt Securities or all or a portion of a permanent global security, or any combination thereof, as specified in the applicable Prospectus Supplement. No Bearer Debt Security delivered in exchange for a portion of a temporary global Debt Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange.



     Unless otherwise specified in the applicable Prospectus Supplement, interest in respect of any portion of a temporary global Debt Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Debt Securities or a permanent global Debt Security will be paid to each of Euroclear and CEDEL with respect to the portion of the temporary global Debt Security held for its account. Each of Euroclear and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary global Debt Security to the respective accounts for which it holds such temporary global Debt Security as of the relevant Interest Payment Date regarding the portion of such temporary global Debt Security on which interest is to be so credited.

PERMANENT GLOBAL SECURITIES

     If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Debt Securities may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Debt Security delivered in exchange for a portion of a permanent global Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement.


     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.



     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interest in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.



     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the applicable Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the applicable Indenture. The Company understands that under existing industry practices, if the Company requests any action of

Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under an Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES


     In compliance with United States Federal tax laws and regulations, Bearer Debt Securities (including securities in permanent global form that are either Bearer Debt Securities or exchangeable for Bearer Debt Securities) will not be offered or sold during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) (generally, the first 40 days after the closing date, and, with respect to unsold allotments, until sold) within the United States or to United States persons (each as defined below) other than to an office located outside the United States of a United States financial institution (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury Regulations), purchasing for its own account or for resale or for the account of certain customers, that provides a certificate stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the United States Treasury Regulations thereunder, or to certain other persons described in Section 1.163-5(c)(2)(i)(D)(1)(iii)(B) of the United States Treasury Regulations. Moreover, such Bearer Debt Securities will not be delivered in connection with their sale during the restricted period within the United States. Any underwriters and dealers participating in the offering of Bearer Debt Securities must covenant that they will not offer or sell during the restricted period any Bearer Debt Securities within the United States or to United States persons (other than the persons described above) or deliver in connection with the sale of Bearer Debt Securities during the restricted period any Bearer Debt Securities within the United States and that they have in effect procedures reasonably designed to ensure that their employees and agents who are directly engaged in selling the Bearer Debt Securities are aware of the restrictions described above. No Bearer Debt Security (other than a temporary global Bearer Debt Security) will be delivered in connection with its original issuance nor will interest be paid on any Bearer Debt Security until receipt by the Company of the written certification described above under "-- Form, Exchange, Registration, Conversion and Transfer." Each Bearer Debt Security, other than a temporary global Bearer Debt Security, will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States Federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."


     As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the states and the District of Columbia) and its possessions.

CERTAIN COVENANTS OF THE COMPANY

     The applicable Prospectus Supplement with respect to a particular series of Debt Securities will set forth certain covenants of the Company with respect to such Debt Securities.

EVENTS OF DEFAULT


     The following are Events of Default under the Indentures with respect to Debt Securities of any series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series whether upon maturity, acceleration, sinking fund payment date, call for redemption or otherwise, when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days from the date due; (c) failure to perform any other covenant of the Company in the applicable Indenture (other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in the respective Indentures; (d) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of a specified amount and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; (e) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary; and (f) any other Event of Default provided with respect to Debt Securities of that series.



     If an Event of Default with respect to Debt Securities of any series (other than an Event of Default described in clause (e) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the respective Indenture may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately. If an Event of Default described in clause (e) above with respect to the Debt Securities of any series shall occur, the principal amount of all the Debt Securities will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver or defaults, see "Modification and Waiver" below.



     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, with respect to the Debt Securities of that series.



     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless such Holder shall have previously given to the applicable Trustee written notice of a continuing Event of Default (as defined) and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of the series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of the series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of and interest on such Debt Security on or after the respective due dates expressed in such Debt Security.



     The Company will be required to furnish to the Trustees annually a statement as to the performance by the Company of its obligations under the respective Indentures and as to any default in such performance.



SUPPLEMENTAL INDENTURE; WAIVER



     The Indenture provides that Supplemental Indentures may be entered into by the Company and the Trustee without the consent of any Holders of Debt Securities in certain limited circumstances, including (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole and certain other events specified in the "Merger, Consolidation and Sale of Substantially All Assets" covenant, (iii) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities, (iv) to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (v) to make any change in the Debt Securities of any or all series that does not adversely affect the rights of any Holder of Debt Securities of the affected series in any material respect, (vi) to add Subsidiary guarantors pursuant to the procedures set forth in the Indenture, and (vii) certain other modifications and amendments as set forth in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities, of any series then outstanding, or execute supplemental indentures or amendments adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Debt Securities of such series, except that no such supplemental indenture, amendment or waiver may, without the consent of all the Holders of Debt Securities of such series then outstanding, among other things,
(i) reduce the principal amount of Debt Securities of such series whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or change the time for payment of interest on any Debt Securities, (iii) change the currency in which any amount due in respect of the Debt Securities is payable, (iv) reduce the principal of or any premium on or change the Stated Maturity of any Debt Securities or alter the redemption or repurchase provisions with respect thereto, (v) reduce the relative ranking of any Debt Securities, (vi) release any security that may have been granted in respect of the Debt Securities, (vii) impair the right of any Holder to institute suit for enforcement of any payment on or with respect to such Holder's Debt Securities and (viii) make certain other significant amendments or modifications as specified in the Indenture.



     The Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain covenants of the applicable Indenture. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of that series or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected.



MERGER, CONSOLIDATION AND SALE OF SUBSTANTIALLY ALL ASSETS



     The Indenture provides that (i) the Company will not merge or consolidate with or into any other Person (whether or not the Company is the surviving entity), and (ii) the Company will not and will not permit its Subsidiaries to, directly or indirectly, sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company and its Subsidiaries taken as a whole in any one transaction or a series of transactions (including, without limitation, dispositions pursuant to mergers and consolidations) in each case unless: (A) the Surviving Entity shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia; (B) if the Company is not the Surviving Entity, the Surviving Entity (as defined) expressly assumes, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by the Surviving Entity, the due and punctual payment of the principal of, premium, if any, and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company (and in the case of clause (ii) above, the Company and the Surviving Entity shall both be considered as the issuer of the Debt Securities); (C) in the case of the sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Property of the Company and its Subsidiaries taken as a whole, such Property shall have been transferred as an entirety or virtually as an entirety to one Person; (D) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (E) the Company and, if the Company is not the Surviving Entity, the Surviving Entity, each shall have delivered to the Trustee Officers' Certificates and an Opinion of Counsel, each stating that such merger, consolidation or disposition and any such supplemental indentures comply with the above provisions and that all conditions precedent relating to such transaction or transactions have been complied with and (F) the Surviving Entity waives any right to redeem any Bearer Debt Security under circumstances in which the Surviving Entity would be entitled to redeem such Bearer Debt Security but the Company would not have been so entitled to redeem if the consolidation merger, conveyance, transfer or lease had not occurred. The term "Surviving Entity" shall mean the Person referred to in clauses (i) and (ii) above (1) formed by or surviving any such merger or consolidation involving the Company or (2) to which any such sale, transfer, assignment, lease, conveyance or other disposition is made.

DEFEASANCE AND COVENANT DEFEASANCE


     If so indicated in the applicable Prospectus Supplement with respect to the Debt Securities of a series, the Company, at its option, will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of such Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities at Stated Maturity or on earlier redemption in accordance with the terms of the applicable Indenture and the Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended unless such trust is qualified thereunder or exempt from regulation thereunder.



     If so indicated in the applicable Prospectus Supplement with respect to the Debt Securities of a series, the Company, at its option, may omit to comply with certain covenants, as set forth in the applicable Prospectus Supplement with respect to the Debt Securities of such series, and that the occurrence of certain Events of Default, as set forth in the applicable Prospectus Supplement with respect to the Debt Securities of such series, will be deemed not to be or result in an Event of Default. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities at Stated Maturity or on earlier redemption in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur; and that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended unless such trust is qualified thereunder or exempt from regulation thereunder. In the event the Company were to exercise this option and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.



     Notwithstanding the description set forth under "Subordination of Senior Subordinated Securities and Subordinated Securities" above, in the event that the Company deposits money or U.S. Government Obligations in compliance with such Indenture in order to defease all or certain of its obligations with respect to any Senior Subordinated Securities or Subordinated Securities, the monies or U.S. Government Obligations so deposited will not be subject to the subordination provisions of such Indenture and the indebtedness evidenced by such Securities will not be subordinated in right of payment to the holders of Senior Indebtedness to the extent of the monies or U.S. Government Obligations so deposited.

NOTICES


     Except as otherwise provided in the Indenture, notices to holders of Bearer Debt Securities will be given by publication on two separate business days in an Authorized Newspaper in such city or cities as may be specified in such Securities. Notices to holders of Registered Debt Securities will be given by mail to the addresses of such holders as they appear in the Security Register.


GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE


     The Indentures contain certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign.


                         DESCRIPTION OF PREFERRED STOCK


     The following is a description of certain general terms and provisions of the Preferred Stock. The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. Certain provisions applicable to the Company's Preferred Stock are set forth below in "Description of Common Stock."



     The summary of terms of the Company's preferred stock (including the Preferred Stock) contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and the certificate of designations relating to each series of the Preferred Stock (the "Certificate of Designations"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of the Preferred Stock.



     The Company's Certificate of Incorporation authorizes the issuance of 15,000,000 shares of preferred stock, par value of $.001 per share. At the date of this Prospectus, no shares of preferred stock were issued and outstanding, and 300,000 shares of Series A Junior Preferred Stock were reserved for issuance in connection with the Company's shareholders' rights plan. See "Description of Common Stock -- Preferred Stock Purchase Rights." The Company's preferred stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, the Board of Directors of the Company is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series of preferred stock. As such, the Company's Board of Directors, without stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control of the Company. See "Description of Common Stock" herein.


     The Preferred Stock issued by the Company shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Stock. The applicable Prospectus Supplement will describe the following terms of the series of Preferred Stock in respect of which this Prospectus is being delivered: (1) the designation and stated value per share of such Preferred Stock and the number of shares offered; (2) the amount of liquidation preference per share; (3) the initial public offering price at which such Preferred Stock will be issued; (4) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (5) if applicable, any index or formula used to determine the amount of dividends payable; (6) any redemption or sinking fund provisions; (7) any conversion or exchange rights; and (8) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

GENERAL

     The Preferred Stock offered hereby will be issued in one or more series. The holders of Preferred Stock will have no preemptive rights. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance. The applicable Prospectus Supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock offered by such Prospectus Supplement.

RANK


     The Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, rank prior to the Company's Common Stock and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Company ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Company. The Preferred Stock shall be junior to all outstanding debt of the Company. The Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by the Company's Certificate of Incorporation.


DIVIDENDS


     Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends, payable at such dates and at such rates per share per annum as set forth in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Company on such record dates, not more than 60 calendar days preceding the payment dates therefor, as determined by the Board of Directors (each of such dates, a "Record Date").



     Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement. If dividends on a series of Preferred Stock are noncumulative and if the Board of Directors fails to declare a dividend in respect of a dividend period with respect to such series, then holders of such Preferred Stock will have no right to receive a dividend in respect of such dividend period, and the Company will have no obligation to pay the dividend for such period, whether or not dividends are declared payable on any future Dividend Payment Dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series.



     Unless otherwise specified in the applicable Prospectus Supplement, no full dividends shall be declared or paid or set apart for payment on preferred stock of the Company of any series ranking, as to dividends, on a parity with or junior to the series of Preferred Stock offered by the Prospectus Supplement attached hereto for any period unless full dividends for the immediately preceding dividend period on such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon such Preferred Stock and any other preferred stock of the Company ranking on a parity as to dividends with the Preferred Stock, dividends upon shares of such Preferred Stock and dividends on such other preferred stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the shares of such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) and accrued dividends, including required or permitted accumulations, if any, on shares of such other preferred stock, bear to each other. Unless full dividends on the series of Preferred Stock offered by the Prospectus Supplement attached hereto have been declared and paid or set apart for payment for the immediately preceding dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) (a) no cash dividend or distribution (other than in shares of Junior Stock) may be declared, set aside or paid on the Junior Stock, (b) the Company may not repurchase, redeem or otherwise acquire any shares of its Junior Stock (except by conversion into or exchange for Junior Stock) and (c) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of Preferred Stock or Parity Stock otherwise than pursuant to certain pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of such Preferred Stock and Parity Stock (except by conversion into or exchange for Junior Stock).


CONVERTIBILITY

     The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of Common Stock of the Company or another series of Preferred Stock or other securities of the Company will be set forth in the Prospectus Supplement relating thereto. See "Description of Common Stock."

REDEMPTION

     The terms, if any, on which shares of Preferred Stock of any series may be redeemed will be set forth in the related Prospectus Supplement.

LIQUIDATION


     Unless otherwise specified in the applicable Prospectus Supplement, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of a series of Preferred Stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of Junior Stock on liquidation, dissolution or winding up of the Company, to receive an amount per share as set forth in the related Prospectus Supplement plus accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such series of Preferred Stock are cumulative). If the amounts available for distribution with respect to the Preferred Stock and all other outstanding stock of the Company ranking on a parity with the Preferred Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Preferred Stock and stock ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of preferred stock may include accumulated dividends) to which they are entitled. Unless otherwise specified in the applicable Prospectus Supplement, after payment of the full amount of the liquidation preference, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.


VOTING


     The voting rights of any series of Preferred Stock will be as provided in the applicable Prospectus Supplement and as required by applicable law.



NO OTHER RIGHTS


     The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the related Prospectus

Supplement, the Certificate of Incorporation and in the certificate of designations or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

     The transfer agent for each series of Preferred Stock will be designated in the related Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK


     The following is a description of certain general terms and provisions of the Common Stock. The summary of terms of the Company's Common Stock contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation, Bylaws and Rights Agreement, dated as of February 28, 1996, between the Company and Harris Trust Company of California (the "Rights Agreement"), each of which has been incorporated by reference herein.


     The Company's Certificate of Incorporation authorizes the issuance of 30,000,000 shares of Common Stock. No class of capital stock of HSR entitles the holder thereof to any preemptive rights to purchase or subscribe for shares of any class or any other securities.

     All issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. The Common Stock does not have cumulative voting rights. Each share of Common Stock is entitled to participate equally in dividends, as and when declared by the Company's Board of Directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of the Company's preferred stock. The shares of Common Stock have no preemptive or conversion rights, redemption rights or sinking fund provisions.

     The outstanding shares of Common Stock are listed on The New York Stock Exchange and trade under the symbol "HSE." Harris Savings and Trust is the transfer agent, registrar and dividend disbursing agent for the Common Stock.

PREFERRED STOCK PURCHASE RIGHTS

     On February 28, 1996, the Company's Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock. The description and terms of the Rights are set forth in the Rights Agreement. The distribution was made as of March 14, 1996, to stockholders of record on that date. Each Right entitles the registered holder of Common Stock to purchase from the Company one one-hundredth ( 1/100) of a share of preferred stock, designated as Series A Junior Preferred Stock, at a price of $60.00 per one one-hundredth ( 1/100) of a share. The Rights will expire at the close of business on March 14, 2006, unless earlier redeemed by the Company as described in the Rights Agreement.


     Initially, the Rights will not be exercisable or represented by a separate certificate but will trade together with the Common Stock. The Rights, unless redeemed prior thereto, become exercisable only upon the close of business on the day which is the earlier of (a) the tenth day after a public announcement that a person or group of affiliated or associated persons, with certain exceptions as noted in the Rights Agreement, has acquired beneficial ownership of 15% or more of the Company's voting stock (an "Acquiring Person") or (b) the tenth business day (or such later date as may be determined by the Company's Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the commencement or announcement of an intention to commence a tender or exchange offer, the consummation of which would result in the ownership of 30% or more of the Company's voting stock (even if no stock is actually purchased pursuant to such offer). An Acquiring Person does not include, among others, Natural Gas Partners, L.P. unless it is the beneficial owner of 22.193% or more of the voting stock of the Company. All issuances of Common Stock after the date of the Rights Agreement will include Rights.

     For as long as the Rights are redeemable pursuant to the terms of the Rights Agreement, the Company may, except with respect to the redemption price or date of expiration of the Rights, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such. Amendments to the Rights Agreement from and after the time that any Person (as defined in the Rights Agreement) becomes an Acquiring Person requires the approval of a majority of the Continuing Directors (as defined in the Rights Agreement).

                            DESCRIPTION OF WARRANTS

     The following is a description of certain general terms and provisions of the Warrants. The particular terms of any series of Warrants will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

GENERAL


     The Company may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), as well as Warrants to purchase other types of securities, including equity securities. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby.


DEBT WARRANTS

     The applicable Prospectus Supplement will describe the following terms of the Debt Warrants in respect of which this Prospectus is being delivered: (1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants;
(3) the price or prices at which such Debt Warrants will be issued; (4) the currency or currencies, including composite currencies, in which the price of such Debt Warrants may be payable; (5) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (6) if applicable, the designation and terms of the Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (7) the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the Debt Securities purchasable upon exercise of such Debt Warrants will be payable; (8) if applicable, the date on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (9) the price at which and currency or currencies, including composite currencies, in which the Debt Securities purchasable upon exercise of such Debt Warrants may be purchased; (10) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (11) if applicable, the minimum or maximum amount of such Debt Warrants which may be exercised at any one time; (12) if applicable, any index or formula used to determine the amount of payments of principal of and any premium and interest on Debt Securities purchasable upon exercise of such Debt Warrants; (13) information with respect to book-entry procedures, if any; (14) if applicable, a discussion of certain United States Federal income tax considerations; and (15) any other terms of such Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Debt Warrants.

OTHER WARRANTS


     The Company may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the designation and number of Securities (which may include Preferred Stock or Common Stock) and/or amount of cash consideration for which such Warrants are exercisable; (3) the price or prices at which such Warrants will be issued; (4) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (5) if applicable, the designation and terms of the Preferred Stock with which such Warrants are issued and the number of such Warrants issued with each share of Preferred Stock or Common Stock; (6) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable; (7) if applicable, any index or formula used to determine the price or prices at which such other securities and/or cash consideration will be issued; (8) if applicable, a discussion of certain United States Federal income tax considerations; and (9) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                              PLAN OF DISTRIBUTION

     The Company may offer Securities to or through underwriters, through agents or dealers or directly to other purchasers.

     The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act.

     Pursuant to agreements which may be entered into between the Company and any underwriters or agents named in the Prospectus Supplement, such underwriters or agents may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the Prospectus Supplement, the Company may issue Securities to or through underwriters, agents or dealers in connection with the conversion or redemption of its outstanding securities.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as agents for the Company to solicit offers by certain institutional investors to purchase Debt Securities or Preferred Stock from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but shall in all cases be subject to the approval of the Company. The obligations of the purchaser under any such contract will not be subject to any conditions except
(i) the investment in the Debt Securities or Preferred Stock by the institution shall not at the time of delivery be prohibited by the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if a portion of the Debt Securities or Preferred Stock is being sold to underwriters, the Company shall have sold to such underwriters the Debt Securities or Preferred Stock not sold for delayed delivery. Underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

     All Debt Securities, Preferred Stock and Warrants offered will be a new issue of securities with no established trading market. Any underwriters to whom such Debt Securities, Preferred Stock and Warrants are sold by the Company for public offering and sale may make a market in such Debt Securities, Preferred Stock and Warrants, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Debt Securities, Preferred Stock or Warrants.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

     The specific terms and manner of sale of the Securities in respect of which this Prospectus is being delivered are set forth or summarized in the Prospectus Supplement.

                             VALIDITY OF SECURITIES

     The validity of the Securities offered will be passed upon for the Company by Davis, Graham & Stubbs LLP Denver, Colorado.

                                    EXPERTS


     The Consolidated Financial Statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference in this Prospectus, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated February 24, 1997, with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.



     Estimates of historical oil and natural gas reserves of the Company as of December 31, 1994 and 1995, incorporated by reference herein are based upon engineering studies prepared by the Company and reviewed by the independent petroleum engineering firms of Williamson Petroleum Consultants, Inc. and Netherland, Sewell & Associates, Inc. Estimates of historical oil and natural gas reserves of the Company as of December 31, 1996 incorporated by reference herein are based upon engineering studies prepared by the Company. In the aggregate, 78.4% of the Company's total reserves as of December 31, 1996 were reviewed by the two engineering firms. Such estimates are incorporated by reference herein in reliance upon the authority of such firms as experts in such matters.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS


        EXHIBIT
         NUMBER                            DESCRIPTION OF EXHIBITS
        -------                            -----------------------
          3.1            -- Amended and Restated Certificate of Incorporation of the
                            Company. (Incorporated herein by reference to Exhibit 3.1
                            to the Company's Registration Statement on Form S-1, No.
                            33-52774, filed October 2, 1992.)
          3.2            -- Third Amended and Restated Bylaws of the Company adopted
                            December 16, 1996. (Incorporated herein by reference to
                            Exhibit 3.2 to the Company's Registration Statement on
                            Form S-4, No. 333-19433, filed January 8, 1997.)
          4.1            -- Form of Indenture dated December 1, 1993, entered into
                            between the Company and the Trustee. (Incorporated by
                            reference to Exhibit 4.7 to Amendment No. 3 to the
                            Company's Registration Statement on Form S-3, No.
                            33-70354, filed November 23, 1993.)
          4.2            -- Indenture dated November 27, 1996, among the Company,
                            Orion Acquisition, Inc., HSRTW, Inc., and Harris Trust
                            and Savings Bank as Trustee. (Incorporated herein by
                            reference to Exhibit 4.2 to the Company's Registration
                            Statement on Form S-4, No. 333-19433, filed January 8,
                            1997.)
          4.3            -- First Supplemental Indenture dated November 25, 1996
                            among the Company, Orion Acquisition, Inc., HSRTW, Inc.,
                            and Harris Trust and Savings Bank as Trustee.
                            (Incorporated herein by reference to Exhibit 4.3 to the
                            Company's Registration Statement on Form S-4, No.
                            333-19433, filed January 8, 1997.)
          4.4*           -- Form of Indenture
          4.5+           -- Certificate of Designations of Preferred Stock
          4.6+           -- Specimen Stock Certificate with respect to Preferred
                            Stock
          4.7*           -- Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate)
          4.8*           -- Form of Common Stock Warrant Agreement (including form of
                            Common Stock Warrant Certificate)
          4.9*           -- Form of Debt Warrant Agreement (including form of Debt
                            Warrant Certificate)
          5.1*           -- Opinion of Davis, Graham & Stubbs LLP
         10.1            -- Amended Note and Warrant Purchase Agreement dated January
                            15, 1991, among NGP, Resolute Resources, Inc., and the
                            Company. (Incorporated by reference to Exhibit 4.4.1 to
                            the Company's Quarterly Report on Form 10-Q for the
                            quarter ended December 31, 1990, filed February 14,
                            1991.)
         10.1.1          -- Amendment No. 1 to Note and Warrant Purchase Agreement
                            dated June 28, 1991, between the Company and NGP.
                            (Incorporated by reference to Exhibit 4.4.2 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended June 30, 1991, filed September 30, 1991.)
         10.1.2          -- Second Amendment to Note and Warrant Purchase Agreement
                            dated August 17, 1992, between the Company and NGP.
                            (Incorporated by reference to Exhibit 4.2.2 to Amendment
                            No. 2 to the Company's Registration Statement on Form
                            S-1, No. 33-52774, filed November 19, 1992.)

        EXHIBIT
         NUMBER                            DESCRIPTION OF EXHIBITS
        -------                            -----------------------
         10.1.3          -- Third Amendment to Note and Warrant Purchase Agreement
                            dated October 21, 1993, between the Company and NGP.
                            (Incorporated by reference to Exhibit 4.1.3 to Amendment
                            No. 2 to the Company's Registration Statement on Form
                            S-3, No. 33-70354, filed November 23, 1993.)
         10.2            -- Amended and Restated Warrant Agreement dated January 15,
                            1991, between NGP and the Company. (Incorporated by
                            reference to Exhibit 4.5.1 to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended December 31,
                            1990, filed February 14, 1991.)
         10.3            -- Amended Warrant No. W-1, dated January 15, 1991, and
                            issued by the Company to NGP. (Incorporated by reference
                            to Exhibit 4.6.1 to the Form 8, Second Amendment to Form
                            10, filed April 8, 1991.)
         10.3.1          -- Amendment No. 1 to Amended Warrant No. W-1, dated
                            December 30, 1991, and issued by the Company to NGP.
                            (Incorporated by reference to Exhibit 4.6.2 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended December 31, 1991, filed on February 14, 1991.)
         10.4            -- Form of Warrant No. W-10, dated January 28, 1992, and
                            issued by the Company to NGP. (Incorporated by reference
                            to Exhibit 4.16 to Amendment No. 1 to the Company's
                            Registration Statement on Form S-1, No. 33-52774, filed
                            November 9, 1992.)
         10.5            -- 1987 Stock Incentive Plan, as amended December 2, 1996.
                            (Incorporated by reference to Exhibit 10.5 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1996, filed March 19, 1997 (as amended
                            by form 10-K/A filed on March 20, 1997.))
         10.6            -- Common Stock Purchase Warrant dated July 12, 1990 by the
                            Company to James E. Duffy. (Incorporated by reference to
                            Exhibit 10.5 to the Form 8, Second Amendment to Form 10,
                            filed April 8, 1991.)
         10.7            -- HS Resources, Inc. Rule 701 Compensatory Benefit Plan.
                            (Incorporated by reference to Exhibit 10.5.2 to the Form
                            8, Second Amendment to Form 10 filed April 8, 1991.)
         10.8            -- 1992 Directors' Stock Option Plan. (Incorporated by
                            reference to Exhibit 10.10 to Amendment No. 1 to the
                            Company's Registration Statement on Form S-1, No. 33-
                            52774, filed November 9, 1992.)
         10.8.1          -- 1993 Directors' Stock Option Plan. (Incorporated by
                            reference to Exhibit 10.8.1 to the Company's Annual
                            Report on Form 10-K for the fiscal year ended December
                            31, 1993, filed March 31, 1994 (as amended by Form
                            10-K/A-1 on April 8, 1994.))
         10.9            -- Form of Indemnification Agreement for Directors of the
                            Company. (Incorporated by reference to Exhibit 10.16 to
                            the Company's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1995, filed March 25, 1996.)
         10.10           -- Lease Agreement dated October 6, 1993, between the
                            Company and JMB Group Trust IV and Endowment and
                            Foundation Realty, Ltd. -- JMB III for the premises at
                            One Maritime Plaza, San Francisco, California.
                            (Incorporated by reference to Exhibit 10.13 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1993, filed March 31, 1994 (as amended
                            by Form 10-K/A-1 on April 8, 1994.))

        EXHIBIT
         NUMBER                            DESCRIPTION OF EXHIBITS
        -------                            -----------------------
         10.11           -- Lease Agreement dated March 28, 1994, between the Company and 1999 Broadway Partnership for the premises at 1999
                            Broadway, Denver, Colorado. (Incorporated by reference to
                            Exhibit 10.15 to the Company's Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1994, filed August
                            12, 1994.)
         10.12           -- Interest exchange agreement between The Chase Manhattan
                            Bank, N.A. and the Company dated May 9, 1995.
                            (Incorporated by reference to Exhibit 10.19 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1995, filed August 14, 1995.)
         10.13           -- Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1996, among the Company, HSR Acquisition,
                            Inc. and Tide West Oil Co. (Incorporated by reference as
                            Annex A to Amendment No. 2 to the Company's Registration
                            Statement on Form S-4, No. 333-01991, filed on May 2,
                            1996.)
         10.14           -- Agreement for Purchase and Sale of Assets [Monetization],
                            dated as of February 24, 1996, among the Company, Basin
                            Exploration, Inc. ("Basin") and Orion Acquisition, Inc.
                            (Incorporated by reference to Exhibit 2.3 to the
                            Company's Form 8-K, filed March 12, 1996.)
         10.15           -- Agreement for Purchase and Sale of Assets [Wattenberg],
                            dated as of February 24, 1996, among the Company, Orion
                            Acquisition, Inc. and Basin. (Incorporated by reference
                            to Exhibit A to the Company's Schedule 13D relating to
                            Basin Exploration, Inc. filed on March 6, 1996.)
         10.16           -- Purchase and Sale Agreement, dated December 1, 1995,
                            between the Company and Wattenberg Gas Investments, LLC.
                            (Incorporated by reference to Exhibit 10.26 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1995, filed March 25, 1996.)
         10.17           -- Rights Agreement, dated as of February 28, 1996, between the Company and Harris Trust Company of California as
                            Rights Agent. (Incorporated by reference to Exhibit 1 to
                            the Company's Form 8-A, filed March 11, 1996.)
         10.18           -- Purchase and Sale Agreement dated March 25, 1996 between
                            Orion Acquisition, Inc., the Company and Wattenberg
                            Resources Land, L.L.C. (Incorporated by reference to
                            Exhibit 10.28 to the Company's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1996, filed May 15,
                            1996.)
         10.19           -- Credit Agreement, dated as of June 7, 1996, among the
                            Company and The Chase Manhattan Bank, N.A. ("Chase"), as
                            agent of the Banks signatory thereto. (Incorporated by
                            reference to the Company's Quarterly Report on Form 10-Q
                            for the quarter ended June 30, 1996, filed August 14,
                            1996.)
         10.20           -- Amended and Restated Credit Agreement dated as of June
                            14, 1996, among the Company, Chase as agent, and the
                            Banks signatory thereto. (Incorporated by reference to
                            the Company's Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 1996, filed August 14, 1996.)
         10.21           -- First Amendment to Amended and Restated Credit Agreement
                            dated as of June 17, 1996, by and among the Company and
                            Chase in its individual capacity and as agent for the
                            Lenders. (Incorporated by reference to the Company's
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1996, filed August 14, 1996.)
         10.22           -- Second Amendment to Amended and Restated Credit Agreement
                            dated as of November 27, 1996 among the Company and Chase
                            in its individual capacity and as agent for the Lenders.
                            (Incorporated herein by reference to Exhibit 10.22 to the
                            Company's Registration Statement on Form S-4, No.
                            333-19433, filed January 8, 1997.)

        EXHIBIT
         NUMBER                            DESCRIPTION OF EXHIBITS
        -------                            -----------------------
         10.23           -- Assignment of Liens and Amendment of Amended, Restated
                            and Consolidated Mortgage, Assignment of Production,
                            Security Agreement and Financing Statement, dated June
                            14, 1996, among Chase (Assignor), Chase (Assignee) and
                            the Company. (Incorporated by reference to the Company's
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1996, filed August 14, 1996.)
         10.24           -- Guaranty Agreement by HSR Acquisition, Inc. in favor of
                            Chase, as Agent, dated June 14, 1996. (Incorporated by
                            reference to the Company's Quarterly Report on Form 10-Q
                            for the quarter ended June 30, 1996, filed August 14,
                            1996.)
         10.25           -- Guaranty Agreement by Orion Acquisition, Inc. in favor of
                            Chase, as Agent, dated June 14, 1996. (Incorporated by
                            reference to the Company's Quarterly Report on Form 10-Q
                            for the quarter ended June 30, 1996, filed August 14,
                            1996.)
         10.26           -- First Amendment to Guaranty Agreement dated as of June
                            17, 1996, by and among Orion Acquisition, Inc. and Chase,
                            in its individual capacity and as agent for the Lenders.
                            (Incorporated by reference to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended June 30, 1996,
                            filed August 14, 1996.)
         10.27           -- First Amendment to Guaranty Agreement dated as of June
                            17, 1996, by and among HSRTW, Inc. (formerly HSR
                            Acquisition, Inc.) and Chase, in its individual capacity
                            and as agent for the Lenders. (Incorporated by reference
                            to the Company's Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 1996, filed August 14, 1996.)
         10.28           -- Third Amendment and Supplement to Amended, Restated and
                            Consolidated Mortgage, Assignment of Production, Security
                            Agreement and Financing Statement, dated as of July 15,
                            1996, by and between the Company and Chase. (Incorporated
                            by reference to the Company's Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1996, filed August
                            14, 1996.)
         10.29           -- Hedging Agreement between Chase and the Company dated May
                            1, 1996. (Incorporated by reference to the Company's
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1996, filed August 14, 1996.)
         10.30           -- Hedging Agreement between Chase and the Company dated May
                            1, 1996. (Incorporated by reference to the Company's
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1996, filed August 14, 1996.)
         10.31           -- Hedging Agreement between Chase and the Company dated
                            June 1, 1996. (Incorporated by reference to the Company's
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1996, filed August 14, 1996.)
         10.32           -- Purchase and Sale Agreement between the Company and
                            Wattenberg Gas Investments, LLC dated April 25, 1996.
                            (Incorporated by reference to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended June 30, 1996,
                            filed August 14, 1996.)
         10.33           -- Purchase and Sale Agreement between Wattenberg Resources
                            Land L.L.C. and Wattenberg Gas Investments, LLC dated May
                            21, 1996. (Incorporated by reference to the Company's
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1996, filed August 14, 1996.)
         10.34           -- Purchase and Sale Agreement between Orion Acquisition,
                            Inc. and Wattenberg Gas Investments, LLC dated June 14,
                            1996. (Incorporated by reference to the Company's
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1996, filed August 14, 1996.)

        EXHIBIT
         NUMBER                            DESCRIPTION OF EXHIBITS
        -------                            -----------------------
         10.35           -- Purchase and Sale Agreement between Wattenberg Resources
                            Land L.L.C. and Wattenberg Gas Investments, LLC dated
                            June 14, 1996. (Incorporated by reference to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1996, filed August 14, 1996.)
         10.36           -- Purchase and Sale Agreement between Orion Acquisition,
                            Inc. and Wattenberg Gas Investments, LLC dated June 14,
                            1996. (Incorporated by reference to the Company's
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1996, filed August 14, 1996.)
         10.37           -- Purchase and Sale Agreement between the Company and
                            Wattenberg Gas Investments, LLC dated June 28, 1996.
                            (Incorporated by reference to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended June 30, 1996,
                            filed August 14, 1996.)
         10.38           -- Purchase and Sale Agreement between HSRTW, Inc. and
                            Westtide Investments, LLC dated August 9, 1996.
                            (Incorporated by reference to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended September 30,
                            1996, filed November 7, 1996.)
         10.39           -- Acquisition Agreement between the Company and TCW
                            Portfolio No. 1555 DR V Sub-Custody Partnership, L.P.
                            dated August 30, 1996. (Incorporated by reference to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended September 30, 1996, filed November 7, 1996.)
         10.40           -- Purchase Agreement dated November 27, 1996 among the
                            Company, Orion Acquisition, Inc., HSRTW, Inc., Salomon
                            Brothers Inc., Chase Securities Inc., Lehman Brothers
                            Inc., and Prudential Securities Incorporated.
                            (Incorporated by reference to Exhibit 10.40 to the
                            Company's Registration Statement on Form S-4, No.
                            333-19433, filed January 8, 1997.)
         10.41           -- Registration Agreement dated November 27, 1996 among the
                            Company, Orion Acquisition, Inc., HSRTW, Inc., and
                            Salomon Brothers Inc. in its individual capacity and as
                            agent for Chase Securities Inc., Lehman Brothers Inc.,
                            and Prudential Securities Incorporated. (Incorporated by
                            reference to Exhibit 10.41 to the Company's Registration
                            Statement on Form S-4, No. 333-19433, filed January 8,
                            1997.)
         10.42           -- Employment Agreement between James Piccone and the
                            Company, dated April 21, 1995. (Incorporated by reference
                            to Exhibit 10.42 to the Company's Annual Report on Form
                            10-K for the fiscal year ended December 31, 1996, filed
                            March 19, 1997.)
         10.43           -- Registration Rights Agreement between the Company and
                            Natural Gas Partners, L.P., dated June 17, 1996.
                            (Incorporated by reference to Exhibit 4.4 to the
                            Company's Registration Statement on Form S-3, No.
                            333-28825, filed June 9, 1997.)
         10.44           -- 1997 Performance and Equity Incentive Plan. (Incorporated
                            by reference to Exhibit A to the Company's Definitive
                            Proxy Statement for its Annual Meeting of Stockholders
                            held on May 22, 1997, filed April 24, 1997.)
         23.1*           -- Consent of Arthur Andersen LLP.
         23.2            -- Consent of Williamson Petroleum Consultants, Inc.
                            (Incorporated by reference to Exhibit 23.2 to the
                            Company's First Amendment to its Annual Report on Form
                            10-K/A, for the fiscal year ended December 31, 1997,
                            filed March 20, 1997.)
         23.3            -- Consent of Netherland, Sewell & Associates, Inc.
                            (Incorporated by reference to Exhibit 23.3 to the
                            Company's First Amendment to its Annual Report on Form
                            10-K/A, for the fiscal year ended December 31, 1997,
                            filed March 20, 1997.)

        EXHIBIT
         NUMBER                            DESCRIPTION OF EXHIBITS
        -------                            -----------------------
         23.4*           -- Consent of Davis, Graham & Stubbs LLP (contained in
                            Exhibit 5.1).
         25.1+           -- Statement of Eligibility of Trustee on Form T-1 with
                            respect to the Debt Securities.


---------------

* Filed herewith

+ To be filed by amendment or subsequently incorporated herein

ITEM 17. UNDERTAKINGS

     The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement;

          (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses is incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 16th day of June, 1997.


                                            HS Resources, Inc.
                                            a Delaware corporation


                                            By:    /s/ NICHOLAS J. SUTTON*

                                              ----------------------------------
                                                      Nicholas J. Sutton
                                                  Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.



                        NAME                                     DESCRIPTION                  DATE
                        ----                                     -----------                  ----

               /s/ NICHOLAS J. SUTTON*                 Chairman of the Board and Chief    June 16, 1997
-----------------------------------------------------  Executive Officer (Principal
                 Nicholas J. Sutton                    Executive Officer)

                /s/ P. MICHAEL HIGHUM                  President and Director             June 16, 1997
-----------------------------------------------------  (Principal Executive Officer)
                  P. Michael Highum

                 /s/ JAMES E. DUFFY*                   Vice President -- Finance and      June 16, 1997
-----------------------------------------------------  Chief Financial Officer and
                   James E. Duffy                      Director (Principal Financial
                                                       Officer)

               /s/ ANNETTE M. MONTOYA*                 Vice President --                  June 16, 1997
-----------------------------------------------------  Accounting/HR/OM (Principal
                 Annette M. Montoya                    Accounting Officer)

                /s/ KENNETH A. HERSH*                  Director                           June 16, 1997
-----------------------------------------------------
                  Kenneth A. Hersh

                                                       Director
-----------------------------------------------------
                  Michael J. Savage

                /s/ PHILIP B. SMITH*                   Director                           June 16, 1997
-----------------------------------------------------
                   Philip B. Smith

             *By: /s/ P. MICHAEL HIGHUM
  ------------------------------------------------
                  Attorney-in-fact

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                          DESCRIPTION
  -------                         -----------
   4.4        Form of Indenture

   4.7        Form of Preferred Stock Warrant Agreement (including form
                of Preferred Stock Warrant Certificate)

   4.8        Form of Common Stock Warrant Agreement (including form of
                Common Stock Warrant Certificate)

   4.9        Form of Debt Warrant Agreement (including form of Debt
                Warrant Certificate)

   5.1        Opinion of Davis, Graham & Stubbs LLP

  23.1        Consent of Arthur Andersen LLP

  23.4        Consent of Davis, Graham & Stubbs LLP (contained in Exhibit 5.1)